                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           NATIONAL COMMERCE BANCORP
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Commerce Bancorporation will be held in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, on Wednesday, April 22, 1998, at 10:00 a.m., local time, for the following purposes:

    1. To elect the four nominees named in the accompanying Proxy Statement as directors of the Company;

    2. To ratify the appointment of Ernst & Young LLP, independent certified accountants, as auditors of the Company for 1998;

    3. To transact any and all other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 6, 1998, will be entitled to receive notice of and to vote at the Annual Meeting.

  Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 30, 1998.

                                          By Order of the Board of Directors,

                                          Gus B. Denton
                                          Secretary

Memphis, Tennessee
March 30, 1998

WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1998

                             ---------------------

                                    GENERAL

PURPOSES OF SOLICITATION

  The Annual Meeting of the Shareholders of National Commerce Bancorporation (the "Company" or "NCBC") will be held on April 22, 1998, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any adjournments thereof. The term "NBC" as used in this Proxy Statement refers to National Bank of Commerce, Memphis, Tennessee, the Company's principal banking subsidiary. This Proxy Statement and the enclosed Proxy are being first mailed to the Company's shareholders on or about March 30, 1998.

OUTSTANDING VOTING SECURITIES AND PERSONS ENTITLED TO VOTE

  Only shareholders of record as of the close of business on March 6, 1998, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 49,137,390 shares of Common Stock, each share being entitled to one vote. Appraisal rights for dissenting shareholders are not applicable to the matters being proposed.

VOTING PROCEDURES

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter. A majority of the Common Stock outstanding on the record date must be present to constitute a quorum.

                             ELECTION OF DIRECTORS

  The Company's Charter provides for a Board consisting of not less than three and not more than twenty-five directors. The Company's Charter divides the Board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at each Annual Meeting of Shareholders. The Board of Directors has set at fourteen the number of directors constituting the full Board for the ensuing year.

  At the Annual Meeting of Shareholders, four directors are to be elected as Class III directors for terms that expire at the Annual Meeting of Shareholders to be held in 2001. All of the nominees are members of the present Board and were elected at the Annual Meeting of Shareholders in 1995.

  The remaining ten directors presently on the Board will continue as members of the Board until their respective terms expire as indicated in the table below. In addition, the Board could, by a majority vote of the entire Board, increase the number of directors to up to twenty-five and fill the vacancies resulting from such increase for the remainder of the term of the classes in which each new directorship is created. Although the Board from time to time considers qualified candidates to become directors, the Board has made no decision to increase the number of directors.

  The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees or to allow the vacancy created thereby to remain open until filled by the Board.

   The presence of a quorum at the Annual Meeting, either in person or by written proxy, and a favorable vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as director.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

  The following table sets forth the names of the four nominees for election to the Board as members of Class III, as well as those incumbent directors who are members of Classes I and II. The table also contains, as to each nominee and present director, his age, a brief description of his principal occupation and business experience during the last five years, a description of any position or office held by him with the Company or NBC, directorships of certain publicly held companies (other than the Company) presently held by him, the year in which he was first elected or appointed a director of the Company, the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by him as of February 1, 1998, and certain other information. The information in the table has been furnished by the respective individuals. Except as indicated in the notes to the following table, the persons indicated possess sole voting and investment power with respect to all shares set forth opposite their names.

                                                                   SHARES OF
                                                                     COMMON          PERCENT OF
                                                                     STOCK             CLASS
                                     PRINCIPAL                    BENEFICIALLY      BENEFICIALLY
                                     OCCUPATION        YEAR FIRST   OWNED AS          OWNED AS
                                FOR PAST FIVE YEARS     ELECTED    OF FEB. 1,        OF FEB. 1,
   NAME                   AGE    AND DIRECTORSHIPS      DIRECTOR    1998(1)           1998(1)
   ----                   ---   -------------------    ---------- ------------      ------------
CLASS III: NOMINEES TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 2001:
R. Grattan Brown, Jr.*     62 Member of the law firm      1978        69,513(2)          .1
                              of Glankler Brown, PLLC
Bruce E. Campbell, Jr.*    67 Chairman of the             1976       515,970(3)         1.0
                              Executive Committee
                              since May 1993; Chairman
                              of the Board and Chief
                              Executive Officer of the
                              Company and NBC until
                              1993; Director of RFS
                              Hotel Investors, Inc.
                              and The Mallory Group.
Thomas M. Garrott*         60 President of the            1977     2,058,922(4)         4.1
                              Company; Chairman of the
                              Board and Chief
                              Executive Officer of the
                              Company and NBC since
                              May 1993; President of
                              NBC until May 1993.
Harry J. Phillips, Sr.*+   68 Chairman of the             1977       873,226(5)         1.7
                              Executive Committee of
                              Browning-Ferris
                              Industries, Inc. (waste
                              disposal service);
                              Director of RFS Hotel
                              Investors, Inc., Buckeye
                              Technologies, Inc.
                              Buckman Laboratories
                              International, Inc.
                              Director of Morgan
                              Keegan since April 1997.
CLASS II: INCUMBENTS TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 2000:
John D. Canale, III#       52 President of D. Canale      1989     3,021,760(6)(7)      6.0
                              Food Services, Inc.
                              (wholesale food
                              distributor); President
                              and CEO of D. Canale &
                              Co; Secretary-Treasurer
                              of D. Canale Beverages,
                              Inc.
R. Lee Jenkins*            68 Private investor            1990        26,142(8)          .1
W. Neely Mallory, Jr.      64 President of Memphis        1974       211,276(9)          .4
                              Compress & Storage Co.
                              (warehousing firm);
                              Partner, Mallory
                              Partners; President,
                              Mallory Group
                              Incorporated.
James E. McGehee, Jr.      68 President, McGehee          1976     1,436,621(10)        2.8
                              Realty and Development
                              Company.
William R. Reed, Jr.       51 Vice Chairman of the        1997       326,504(11)         .6
                              Company since June 1997,
                              Executive Vice President
                              of the Company from
                              August 1995 until June
                              1997, Director of NBC,
                              Chairman of the Board of
                              Nashville Bank of
                              Commerce and NBC Bank,
                              FSB (Knoxville),
                              Chairman and Chief
                              Executive Officer of NBC
                              Bank, FSB (Roanoke)

                                                                  SHARES OF
                                                                    COMMON       PERCENT OF
                                                                    STOCK          CLASS
                                    PRINCIPAL                    BENEFICIALLY   BENEFICIALLY
                                    OCCUPATION        YEAR FIRST   OWNED AS       OWNED AS
                               FOR PAST FIVE YEARS     ELECTED    OF FEB. 1,     OF FEB. 1,
   NAME                  AGE    AND DIRECTORSHIPS      DIRECTOR    1998(1)        1998(1)
   ----                  ---   -------------------    ---------- ------------   ------------
G. Mark Thompson#         62 President, Nashville        1997          600           --
                             Marketing Area of The
                             Kroger Company
CLASS I: INCUMBENTS TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 1999:
Frank G. Barton, Jr.#     65 Chairman of the Board of    1977      256,166(12)       .5
                             the Barton Group, Inc.
                             (retail equipment
                             sales).
Thomas C. Farnsworth,     60 Real Estate and             1977      433,098           .9
 Jr.+                        Investments.
Lewis E. Holland*         55 Vice Chairman of the        1997      143,062(13)       .3
                             Company since January
                             1997, Executive Vice
                             President from August
                             1995 to June 1997,
                             President of NBC since
                             January, 1998, President
                             of NBC since January,
                             1998, Treasurer and
                             Chief Financial Officer
                             of the Company and
                             Director of NBC since
                             July 1994
Sidney A. Stewart, Jr.+   71 Private investor            1985       61,295(14)       .1

----------
 * Member of the Executive Committee of the Board of Directors
 # Member of the Audit Committee of the Board of Directors
 + Member of the Compensation and Benefits Committee
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
 (2) Includes 7,487 shares held by Mr. Brown's wife as to which he disclaims any beneficial interest.
 (3) Includes 220,000 shares that Mr. Campbell has the right to purchase upon the exercise of stock options and 49,594 shares attributable to Mr. Campbell in the Company's Employee Stock Ownership Plan as to which Mr. Campbell has the power to direct voting. Also includes 34,754 shares held by his wife, sons, and daughter-in-law as to which he disclaims any beneficial interest, and 129,952 shares held jointly by Mr. Campbell and his wife.
 (4) Includes 36,232 shares attributable to Mr. Garrott in the Company's Employee Stock Ownership Plan and 6,409 shares under the Company's
     Taxable Income Reduction Account ("TIRA") as to which Mr. Garrott has the power to direct voting. Also includes 735,739 shares held in a Grantor Retained Annuity Trust, 229,040 shares held by Mr. Garrott as trustee for the benefit of his children,

     47,390 shares held by Mr. Garrott's wife and 210,000 shares held by MBA Corp., a corporation wholly-owned by his children, as to which Mr. Garrott disclaims any beneficial interest.
 (5) Includes 120,166 owned by Mr. Phillip's wife, as to which Mr. Phillips disclaims any beneficial interest.
 (6) Does not include shares owned by Peggy W. Canale or Christopher W.
     Canale, either individually or as trustee, who are mother and brother of John D. Canale, III.
 (7) Includes 322,490 shares owned by the estate of his father, John D.
     Canale. As an executor of the estate, Mr. Canale shares investment and voting power. Also includes 2,620,916 shares held by D. Canale & Co. as to which Mr. Canale has a 50% voting interest. Also includes 200 shares held by Mr. Canale as custodian for his nephew as to which he disclaims any beneficial interest.
 (8) Includes 3,000 shares owned by Mr. Jenkin's wife, as to which Mr. Jenkins disclaims any beneficial interest.
 (9) Does not include 2,012 shares owned by Mr. Mallory's wife, as to which Mr. Mallory disclaims any beneficial interest.
(10) Includes 539,954 shares held by certain family entities or members over which Mr. McGehee retains voting control but as to which Mr. McGehee disclaims any beneficial interest.
(11) Includes 29,690 shares attributable to Mr. Reed pursuant to the Company's Employee Stock Ownership Plan and 117,600 shares that he has the right to purchase upon the exercise of stock options. Includes 179,214 shares held by Mr. Reed's wife as to which Mr. Reed disclaims any beneficial interest.
(12) Includes 4,170 shares held by Mr. Barton and his wife as custodians for their sons, as to which Mr. Barton disclaims any beneficial interest.
(13) Includes 859 shares attributable to Mr. Holland pursuant to the Company's Employee Stock Ownership Plan, 120,800 shares that he has the right to purchase upon the exercise of stock options, and 403 shares attributable to him under the Company's TIRA. Also includes 1,000 shares held by Mr. Holland's wife as to which Mr. Holland disclaims any beneficial interest.
(14) Does not include 4,171 held by Mr. Stewart's wife.

COMPENSATION OF DIRECTORS

  During 1997 the Company's directors were paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). NBC's directors were paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). Except for directors who are officers of the Company or its subsidiaries, the directors of the Company receive an annual retainer of $4,000 from the Company, payable semi-annually, and the directors of NBC receive an annual retainer of $4,000 from NBC, payable semi-annually. Pursuant to the provisions of the Company's 1994 Stock Plan, the outside directors of the Company and National Bank of Commerce who attend six of six of each of the Boards' meetings during the year and outside directors of the Company's banks in Nashville, Knoxville and Roanoke who attend all four quarterly Board meetings during the year will receive 100 shares of NCBC stock as additional compensation for their attendance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1997 through December 31, 1997, the Company is not aware of any Section 16(a) reports that were required to be filed by a Reporting Person and were not filed on a timely basis.

MANAGEMENT STOCK OWNERSHIP

  The following table sets forth the number of shares of Common Stock and the percentage of shares of Common Stock outstanding beneficially owned by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company and its subsidiaries and all directors and officers as a group, as of February 1, 1998.

                                             NUMBER OF SHARES OF
                                          COMMON STOCK BENEFICIALLY   PERCENT OF
                                         OWNED AS OF FEBRUARY 1, 1998   CLASS
                                         ---------------------------- ----------
Thomas M. Garrott......................            2,058,922(1)           4.1
Lewis E. Holland.......................              143,062(2)           0.3
William R. Reed, Jr....................              326,504(3)           0.6
Gary L. Lazarini.......................              311,840(4)           0.6
Mackie H. Gober........................              284,115(5)           0.6
All directors and executive officers as
 a group
 (19 persons)..........................           10,672,306(6)(7)       21.1

--------
(1) See Note 4 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(2) See Note 13 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(3) See Note 11 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(4) Includes 45,173 shares attributable to Mr. Lazarini pursuant to the Company's Employee Stock Ownership Plan, 69,600 shares that he has the right to purchase upon the exercise of stock options, and 3,999 shares attributable to him under the Company's Taxable Income Reduction Account ("TIRA"). Includes 90,336 shares held by Mr. Lazarini's wife as to which Mr. Lazarini disclaims any beneficial interest.
(5) Includes 30,230 shares attributable to Mr. Gober pursuant to the Company's Employee Stock Ownership Plan, 75,400 shares that he has the right to purchase upon the exercise of stock options, and 1 share attributable to him under the Company's Taxable Income Reduction.
(6) Includes an aggregate of 648,800 shares of Common Stock purchasable upon the exercise of stock options by the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Also includes an aggregate of 262,590 shares under the Company's Employee Stock Ownership Plan and 20,397 under the Taxable Income Reduction Account attributable to the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive offices as a group.
(7) Does not include Common Stock beneficially owned by Directors Emeritus, NBC Directors, other officers of the Company, or its Management Committee who are not listed above (approximately 9%).

BOARD COMMITTEES AND ATTENDANCE

  The Company's Board of Directors has four principal standing committees--the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, and the Management/Nominating Committee. The Executive Committee, composed of Messrs. Campbell (Chairman), Brown, Canale, Garrott, Holland, Jenkins, and Phillips, has, and may exercise, all the authority of the full Board between Board meetings with respect to matters other than the amendment of the Charter or By-laws of the Company, the adoption of a plan of merger or consolidation, or the disposition of substantially all of the assets or dissolution of the Company.

  The membership and principal functions of the Audit Committee are described under the caption "ACCOUNTING MATTERS" below.

  The membership and principal functions of the Compensation and Benefits Committee are described under the caption "REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE" below.

  The Company has a Management/Nominating Committee which consults with the Chairman and Chief Executive Officer concerning management succession. Any nominees submitted to the full Board of Directors to fill vacancies or new seats on the Board are the result either of recommendations to the Board by the Chairman and Chief Executive Officer with a consensus of the Committee, or recommendations by a majority of the Committee with the concurrence of the Chairman. Presently, the Company has no formal procedures by which shareholders may submit nominees to the Committee. The members of the Management/Nominating Committee are Messrs. Farnsworth (Chairman), Brown, Canale, Jenkins, McGehee, Mallory and Phillips.

  During 1997, the Board of Directors held six meetings. The Executive Committee met three times and the Audit Committee met seven times during 1997. The Compensation and Benefits Committee held two meetings and the Management/Nominating Committee held two meetings during 1997.

  Because of conflicting schedules, in 1997 Mr. Stewart attended fewer than 75% of the Company's Board meetings and meetings of committees of the Board on which he served.

               COMPENSATION OF MANAGEMENT AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries (hereinafter referred to as the "named executive officers").

                                                           ANNUAL              LONG-TERM
                                                        COMPENSATION         COMPENSATION
                                                    -------------------- ---------------------
                                                                                AWARDS
                                                                         ---------------------
                                                                         SECURITIES UNDERLYING ALL OTHER
                                                                            OPTIONS GRANTED    COMPENSA-
            NAME AND PRINCIPAL POSITION        YEAR SALARY ($) BONUS ($)        (#)(1)         TION ($)
            ---------------------------        ---- ---------- --------- --------------------- ---------
 Thomas M. Garrott. Chairman of the Board,     1997  509,000    485,000          80,000              0
                    President, Chief           1996  417,000    303,750         100,000          4,826(3)
                    Executive
                    Officer and Director of    1995  334,000    241,500         100,000          9,317(4)
                    the
                    Company; Chairman of the
                    Board, Chief Executive
                    Officer and Director of
                    NBC
 Lewis E. Holland . Vice Chairman,             1997  257,692    187,500          50,000              0
                    Treasurer, and Chief       1996  206,000    120,000          50,000          4,826(3)
                    Financial
                    Officer of the Company,    1995  166,000    156,000          30,000          1,962(4)
                    President and Director
                    of NBC
 William R. Reed,   Vice Chairman of the       1997  226,660    157,500          30,000              0
  Jr. .............
                    Company, Director of       1996  190,000     72,000          30,000          4,826(3)
                    NBC,
                    Chairman of the Board of   1995  165,000     54,250          30,000          4,273(4)
                    Nashville Bank of
                    Commerce
                    and NBC Bank, FSB
                    (Knoxville), Chairman
                    President and Chief
                    Executive Officer of NBC
                    Bank, FSB (Belzoni)
 Gary L. Lazarini.. Chairman of                1997  185,000     90,650          10,000              0
                    NBC Capital Markets        1996  175,000     70,000          10,000          4,826(3)
                    Group, Inc.                1995  161,000     75,670          15,000          4,951(4)
 Mackie H. Gober... Executive Vice President   1997  177,000     57,750          10,000              0
                    of
                    the Company                1996  166,000     52,000          30,000          4,826(3)
                                               1995  126,000     46,800          30,000          4,266(4)

----------
(1) Options adjusted for 2-for-1 stock split effective 5-16-97.
(2) The Company also provides certain perquisites and other personal benefits (i.e., auto allowance) to the named executive officers which do not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus. Includes directors' fees of an aggregate of $24,000 paid to Mr. Garrott, $20,000 paid to Mr. Holland, $22,000 to Mr. Reed and $12,000 to Mr. Gober for 1997; an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $6,000 paid to Mr. Gober for 1996; an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $6,000 paid to Mr. Gober for 1995.
(3) In 1996, all other compensation to named executive officers included an allocation of company contributions under the Company's Employee Stock Ownership Plan of $4,826 each to Messrs. Garrott, Holland, Reed, Lazarini, Reed, and Gober.
(4) In 1995, all other compensation to named executive officers included (i) split dollar life insurance premiums of $7,355 for Mr. Garrott, $2,989 for Mr. Lazarini, $2,311 for Mr. Reed, $2,304 for Mr. Gober, and (ii) allocation of Company contributions under the Company's Employee Stock Ownership Plan of $1,962 to each Messrs. Garrott, Holland, Lazarini, Reed, and Gober.

STOCK OPTION PLANS

  During 1994, the shareholders approved the Company's 1994 Stock Plan (the "1994 Plan"), which reserved 3,100,000 shares of Company's Common Stock for use under the 1994 Plan. Unoptioned shares under previous plans were transferred to reserved shares for the 1994 Plan. During 1990, the Board of Directors and shareholders approved the Company's 1990 Stock Plan (the "1990 Plan"), which reserved 1,350,000 shares of the Company's Common Stock for the granting of options and restricted stock to key employees. The 1990 Plan amended the Company's 1986 Stock Option Plan (the "1986 Plan") and merged such amended and restated plan into the 1990 Plan.

  Options are granted at the then prevailing market price. Options become exercisable in equal parts at the end of the year of grant over the succeeding five to ten years under the 1986, 1990 and 1994 Plans. The Plans are restricted to eligible officers and key employees. Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 1997.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the grant of stock options under the Company's Stock Plans to the named executive officers for the year ended December 31, 1997.

                   INDIVIDUAL GRANTS(1)
------------------------------------------------------------
                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                           PERCENT OF                            AT ASSUMED
                              TOTAL                             ANNUAL RATES
                NUMBER OF    OPTIONS                           OF STOCK PRICE
               SECURITIES  GRANTED TO   EXERCISE                APPRECIATION
               UNDERLYING   EMPLOYEES      OR                  FOR OPTION TERM
                 OPTIONS       IN      BASE PRICE EXPIRATION -------------------
    NAME       GRANTED (#) FISCAL YEAR   ($/SH)      DATE       5%       10%
    ----       ----------- ----------- ---------- ---------- -------- ----------
Thomas M.
 Garrott.....    80,000       10.0%     $18.375    1-21-05   $717,066 $1,765,176
Lewis E.
 Holland.....    50,000        6.2       18.375    1-21-05    448,166  1,103,235
William R.
 Reed, Jr. ..    30,000        3.7       18.375    1-21-05    268,900    661,941
Gary L.
 Lazarini....    10,000        1.2       18.375    1-21-05     89,633    220,647
Mackie H.
 Gober.......    10,000        1.2       18.375    1-21-05     89,633    220,647

--------
(1) Options become exercisable in equal parts over the five years succeeding the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  The following table sets forth certain information with respect to options exercised during 1997 and the value of unexercised options and SARs held by the named executive officers of the Company and its subsidiaries at December 31, 1997.

                             1997 EXERCISES
                         ----------------------
                                                        NUMBER OF
                                                       SECURITIES                 VALUE OF
                                                       UNDERLYING                UNEXERCISED
                           SHARES                      UNEXERCISED              IN-THE-MONEY
                         ACQUIRED ON   VALUE          OPTIONS/SARS              OPTIONS/SARS
                          EXERCISE    REALIZED        AT FY-END (#)            AT FY-END($)(2)
    NAME                     (#)       ($)(1)   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
    ----                 ----------- ---------- ------------------------- -------------------------
Thomas M. Garrott.......   290,190   $4,854,998       92,560/184,000        $2,026,095/$3,733,720
Lewis E. Holland........    20,000      382,500      120,800/105,200         2,594,960/ 1,463,892
William R. Reed, Jr. ...       --           --       117,600/ 60,000         2,733,430/   796,115
Gary L. Lazarini........    51,974      702,273       69,600/ 20,000         1,662,002/   397,872
Mackie H. Gober.........       --           --        75,400/ 41,200         1,738,539/   863,392

----------
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market price at year end less exercise price.

PENSION PLAN TABLE

  The Company maintains a non-contributory, defined benefit retirement plan, which covers all eligible employees of the Company. The following table describes estimated retirement benefits payable under the retirement plan to employees in the specified period-of-service and compensation classifications, assuming retirement at age 65 on February 1, 1998. Retirement benefits are not subject to social security deductions or offsets.

                               CREDITED SERVICE
             ---------------------------------------------------------
 FINAL PAY   5 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
 ----------  -------  --------  --------  --------  --------  --------
 $125,000    $11,306  $33,916   $45,221   $56,526   $67,831    $79,137
  150,000     13,730   41,188    54,917    68,647    82,376     96,106
  175,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  200,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  225,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  250,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  300,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  400,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  450,000     14,699*  44,097*   58,796*   73,495*   88,195*   102,894*
  1,000,000   14,699*  44,097*   58,796*   73,495*   88,195*   102,894*

----------
* Represents the maximum legal permissible benefit under the retirement plan for individuals retiring in 1997.

  The retirement plan contains a five-year vesting requirement, effective January 1, 1989, and provides remuneration upon retirement at age 65 based generally upon average compensation for the five calendar years preceding retirement and years of service, with additional preretirement disability and death benefits. Benefits are calculated on the normal retirement option available to participants, which is ten years certain and life. Compensation covered by the retirement plan includes base salaries, overtime pay, commissions and bonuses. Covered compensation for commissioned employees is limited to $100,000. In 1997, covered compensation for Messrs. Garrott, Holland, Reed, Lazarini, and Gober was $995,000, $450,500, $378,500, $285,650 and $227,750, respectively. At
December 31, 1997, Messrs. Garrott, Holland, Reed, Lazarini, and Gober had 15, 4, 28, 38 and 27 years of credited service, respectively, under the retirement plan.

  The Board of Directors has also adopted a restoration pension plan that would restore any portion of the pension payable to any participant in the retirement plan which cannot be paid from such retirement plan due to the maximum benefit limitations imposed by Section 415 and by the maximum compensation limitations imposed by Section 401(a)(17) of the Internal Revenue Code. If Messrs. Garrott, Holland, Reed, Lazarini and Gober work for NBC until age 65 at their 1997 rate of compensation, the restoration pension plan will provide additional annual benefits of $572,661, $129,739, $153,877, $121,190 and $39,110, respectively.

EMPLOYMENT AGREEMENTS

  NBC entered into employment agreements with Mr. Thomas M. Garrott dated as of September 1, 1993, Mr. William R. Reed, Jr. dated as of January 1, 1992, Mr. Mackie H. Gober and Mr. Gary L. Lazarini dated as of September 1, 1993 and Mr. Lewis E. Holland dated as of July 1, 1994 (the "Agreements"). Except as noted below, each Agreement contains substantially the same terms and provisions. The Agreements supersede and terminate any other agreements previously existing concerning employment or compensation for such officers, except for the Deferred Compensation Agreement for Mr. Garrott described below, which remains in effect.

  Mr. Garrott will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65, at which time the term automatically becomes a continuously renewing term of one year until notice of termination is given by either party. Mr. Garrott is employed at a guaranteed annual base salary of $510,000 (which may be increased at the discretion of NBC). Mr. Reed will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $221,000 (which may be increased at the discretion of NBC). Mr. Gober will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $170,000 (which may be increased at the discretion of NBC). Mr. Lazarini will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $195,000 (which may be increased at the discretion of NBC). Mr. Holland will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65 at a guaranteed annual base salary of $263,000 (which may be increased at the discretion of NBC).

  Each Agreement may be terminated by NBC for cause (as defined in the Agreements). In addition, the Agreements of Messrs. Garrott, Reed, Gober and Lazarini may be terminated without cause upon the giving of five years' notice for Mr. Garrott and upon the giving of three years' notice to Messrs. Reed, Gober and Lazarini during which time the officer would be converted to part-time status as described below. The Agreement of Mr. Holland may be terminated without cause upon the giving of written notice to Mr. Holland and the officer would immediately be placed on part-time status, as described below, until age sixty-five (65). Further, under the Agreements of Messrs. Garrott, Reed, Gober, Lazarini and Holland, in the event that (i) NBC breaches the terms of the respective Agreements in any material respect, (ii) the respective officer is not reelected or reappointed to his current position (without cause), or (iii) under Mr. Garrott's Agreement, the officer's duties, responsibilities, powers, authority and functions are increased, changed or diminished (without cause and without the officer's consent), or under Mr. Reed's, Mr. Gober's, Mr. Lazarini's and Mr. Holland's Agreement, their duties, powers, and authority are diminished (without cause and without the officer's consent), the respective officers are entitled to convert to part-time status for the terms permitted in their respective Agreements.

  If Messrs. Garrott, Reed, Gober or Lazarini are converted to part-time status, the officer would be entitled to a guaranteed annual base salary equal to seventy-five percent (75%) of the officer's average annual total direct compensation (as defined in the Agreements) for a period of up to five years for Mr. Garrott and three years for Mr. Reed, Mr. Gober and Mr. Lazarini. If Mr. Holland converts to part-time status, the officer would be entitled to a guaranteed minimum annual base salary (a) from the date the officer goes on part-time status for a period of 5 years or (b) from the date he goes on part-time status until he attains age 65, whichever is shorter, in an amount equal to 75% of the officer's average of annual total direct compensation (as defined in the Agreement) provided that the guaranteed minimum annual base salary shall not be less than 75% of $300,000. Each Agreement also provides that the officer may elect to terminate the Agreement at any time upon 90 days' notice (with or without cause) and upon such a termination receive his salary as provided in the Agreement during the 90-day notice period and a lump-sum payment equal to three months' pay upon the expiration of such 90-day period. Under Mr. Garrott's Agreement, on or after November 3, 1999, and while employed on active status, Mr. Garrott is entitled to convert to part-time status until age 65.

  The Agreements provide that in the event of a "change of control" (as defined below) involving NBC or the Company, Mr. Garrott, if on full-time or part-time status, and Mr. Reed, Mr. Gober and Mr. Lazarini, if on full-time status or during the first twelve months of part-time status, may elect to receive severance pay in an amount equal to three times his average annual compensation for the most recent five-year period preceding the change in control minus one dollar. Payment of such amount terminates the officer's right to receive the guaranteed annual base salary pursuant to the Agreement; however, such amount would be in addition to amounts otherwise payable to the officer under the Agreement (including reimbursement of expenses and attorney's fees) and other current or future oral or written agreements or plans. The Agreements further provide that NBC will indemnify the officer for adverse tax consequences arising out of the assertion that any payments under the Agreements are subject to any special excise or similar purpose tax directed at change of control payments. The value received from accelerated vesting of stock options as a result of a change in control may also be deemed to be change in control payments. If aggregate change of control payments equal or exceed three times the officer's average annual compensation for the most recent five-year period preceding the change in control, such an excise tax could be asserted. In such case, the payments also will not be deductible by the Company for federal income tax purposes. A change in control is deemed to occur if, with or without the approval of NBC's Board of Directors, (i) more than 25% of the voting stock of NBC or NBC's parent (a company owning 25% of the voting stock of NBC) is acquired by any person other than a person that includes the officer, or (ii) as the result of a tender offer, merger, consolidation, sale of assets, contested election, or any combination of such transactions, the persons who were directors of NBC or NBC's parent immediately before the transaction shall cease to constitute a majority of the Board of Directors of NBC, NBC's parent, or of any successor to either.

  The Agreements also include provisions that prohibit Messrs. Garrott, Reed, Gober, Lazarini and Holland during the terms of their respective Agreements and for two years thereafter from engaging in commercial banking activity in Shelby County, Tennessee (or in any other county in which NBC or its affiliates engage in banking activity representing a specified minimum amount of income of NBC or its affiliates), unless the officer's employment is terminated for cause (as defined in the Agreement). In addition, Mr. Garrott is prohibited from engaging in any business related to banking in supermarkets or other retail stores for the same period. The Agreements provide for benefits to Messrs. Garrott, Reed, Gober, Lazarini and Holland (or their designated beneficiaries) in the event of disability or death. Mr. Garrott's Agreement also provides certain medical and dental insurance benefits for the employee and his spouse.

  On December 1, 1983, NBC and Mr. Garrott entered into a Deferred Compensation Agreement which entitled Mr. Garrott to receive monthly retirement benefits equal to the excess, if any, of the monthly retirement benefits that would have been payable to Mr. Garrott under the Company's Retirement Plan if Mr. Garrott had been employed by the Company since January 1, 1964, over the monthly retirement benefits actually payable to Mr. Garrott under his previous employer's pension plan.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

  The Compensation and Benefits Committee (the "Committee") of the Board of Directors of the Company reviews the Company's executive compensation policies and programs and submits recommendations to the Board of Directors. The members of the Committee are Messrs. Phillips (Chairman), Farnsworth and Stewart, all of whom are non-employee directors.

  The Committee re-engaged the services of a nationally recognized compensation consulting firm to update the findings and recommendations of the 1994 executive compensation study. The study compares the compensation practices of NCBC to other financial institutions based on asset size, earnings performance and survey data ( the "Peer Group"). Although none of the companies in the Peer Group were included in the KBW 50 Bank Stock Index, an index of national financial institutions which the Company uses in evaluating its financial performance, the Committee believes that this is an appropriate Peer Group for compensation comparison purposes. The Peer Group indicated how comparably sized financial institutions were compensating executives with similar responsibilities as those of the Company's executive officers.

  Compensation awarded to executive officers is designed to assure that the Company continues to attract, motivate and retain executives of superior abilities. The Company's general goal for compensating its executive officers is to provide competitive compensation in the median or upper range of that received by executive officers with similar duties and responsibilities at financial institutions in the Peer Group.

  The compensation of the Company's top executive officers, including the Chief Executive Officer, is specifically linked to the overall financial performance of the Company. Annual incentive bonuses are awarded to executive officers on the basis of group, division, individual and overall corporate performance. The Company's compensation program rewards key officers for the enhancement of shareholder value by providing key officers with appropriate ownership interests in the Company through awards of stock options. In reviewing the performance of the Company's key officers other than Mr. Garrott, the Committee takes Mr. Garrott's recommendations into account. The Committee will review the qualifying compensation regulations issued by the Internal Revenue Service (the "Service"). Currently, compensation is not expected to exceed the $1 million base; therefore, compensation should not be affected by the Service's qualifying compensation regulations.

BASE SALARY

  Each executive officer's base salary is based primarily upon the competitive market for the executive officer's services. However, Messrs. Garrott, Holland, Reed, Lazarini and Gober are guaranteed minimum base salaries in accordance with the terms and conditions of each of their particular employment agreements with NBC. See "COMPENSATION OF MANAGEMENT AND OTHER INFORMATION--Employment Agreements."

ANNUAL INCENTIVE PLAN

  The Company's annual incentive plan is designed to give executive officers and other key employees additional incentive to maximize the Company's long-term return for its shareholders. The cash awards under the Company's annual incentive plan to its executive officers are determined by a two-step process that considers both the performance of the Company as a whole during the year and the individual performance of each executive officer.

  Annual incentive awards for executive officers in 1997 were awarded pursuant to an annual incentive plan approved by the Committee and ratified by the Board of Directors. Under this plan, amounts awarded to executive management were between 20% and 100% of base salary.

  In 1997, the annual incentive plan for certain executive officers allowed participants to earn a bonus based upon (1) the Company's 1997 earnings growth, defined as the Company's consolidated net income comparing 1997 to 1996, (2) the individual's performance, and (3) the Company's ranking on the Keefe, Bruyette and Woods "Honor Roll". Each component was considered separately. The individual performance criteria of Messrs. Holland, Reed, Lazarini and Gober, included a targeted increase in the net income of certain subsidiaries of the Company and the achievement of specific results for the Company and its subsidiaries.

STOCK OPTION PLANS

  The Committee considers stock options under the 1994 Plan for key employees, including key executive officers of the Company and its subsidiaries. Stock options are designed to align the interests of the Company's officers with those of its shareholders. Stock options are granted by the Committee to those key employees whose responsibilities place them in a position to make contributions to the overall financial success of the Company. These options are granted with an exercise price equal to the market price of the Common Stock on the day of grant and vest ratably over a period of five years. Since the full benefits of these options cannot be realized unless the Company's stock price appreciates over time, the creation of shareholder value is facilitated. More than 250 key employees of the Company and its subsidiaries have been granted stock options. This represents approximately 20% of the total full-time employees of the Company and its subsidiaries.

  In 1997, the Committee approved grants of non-qualified stock options to executive officers based upon the performance contributions of the particular executive officer in light of the same individual performance factors utilized in determining incentive awards, as described above, and the recommendations of an independent executive compensation consulting firm. The consultants considered comparable levels of responsibilities at peer banks based on asset size and overall financial performance.

CHIEF EXECUTIVE OFFICER'S 1997 COMPENSATION

  The base salary of Mr. Garrott was increased during 1997 to $485,000. The Committee specifically considered (i) Mr. Garrott's individual performance as Chairman, President and Chief Executive Officer, (ii) the Company's strong financial performance and (iii) the compensation paid to the chief executive officers of banking institutions of comparative size. The factors were considered subjectively, and none were given any specific weight.

  Based on the Company's attaining a growth in consolidated net income, an improvement in the efficiency ratio and growth in consolidated adjusted income, Mr. Garrott earned a bonus equal to 75% of his base salary. Additionally, Mr. Garrott had an opportunity to earn an additional 25% of base salary if the Company were to rank in the top five banks of the Keefe, Bruyette and Woods Honor Roll. The

Honor Roll includes those banks with the highest growth in earnings per share over a rolling 10-year basis with in earnings during the period.

  The Company continued to be ranked in the top five for 1997, therefore Mr. Garrott earned the maximum award of 25% for a total bonus award equal to 100% of his base salary (i.e., $485,000 bonus award). Mr. Garrott was also awarded an option grant of 80,000 shares of common stock. The Committee considered the Company's overall performance, Mr. Garrott's contribution to the Company's success and the number of options previously granted to Mr. Garrott.

TWELVE-YEAR STOCK PERFORMANCE

  The line graph below reflects the cumulative eleven-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index, the Southeastern regional bank holding companies listed below, and the Tennessee bank holding companies listed below. The graph reflects investment of $100 on December 31, 1984 in the Company's Common Stock, the S&P Stock Index, the Southeastern bank holding companies listed below (weighted by market capitalization), and the Tennessee bank holding companies listed below (weighted by market capitalization). In December 1984, the Company sold its headquarters building complex and reinvested the proceeds in higher-yielding assets. It was a significant date in the financial history of the Company.

                                     LOGO
(1) Includes the following Southeastern bank holding companies, which are the five largest Southeastern-based bank holding companies: Barnett Banks, Inc., First Union Corporation, NationsBank Corporation, SunTrust Banks, Inc., Wachovia Corporation.

(2) Includes the following Tennessee bank holding companies, which are the only bank holding companies headquartered in Tennessee that are larger than the Company: First American Corporation, First Tennessee National Corporation, Union Planters Corporation.

                                             Harry J. Phillips, Sr.
                                             Thomas C. Farnsworth, Jr.
                                             Sidney A. Stewart, Jr.

  The Compensation Committee report of Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 )(the "Act';') except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

  The line graph below reflects the cumulative five-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index and the KBW 50 Bank Stock Index. The graph reflects investment of $100 on December 31, 1991 in the Company's Common Stock, the S&P 500 Index and the KBW 50 Bank Stock Index.


                                     LOGO

              CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

  Some of the officers and directors of the Company and its subsidiaries, including some of the nominees described above, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions in the ordinary course of business, including borrowings. As of December 31, 1997, the Company's subsidiary banks had an aggregate of approximately $66,910,000 (19.00% of NCBC's equity and 2.56% of NCBC's net loans) in loans outstanding to such persons. This aggregate amount comprised loans to officers, directors and nominees in the amount of $6,193,000 and loans to immediate family members and corporations or other organizations that are associates of such persons in the amount of approximately $60,717,000. An aggregate of approximately $45,493,000 of this total represented loans outstanding to three directors and their associates. All of the foregoing loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

  Many of the officers, directors and nominees of the Company and their associates and immediate family members maintain deposit relationships with the Company's subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with the Company.

  In December, 1987, NBC issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., a director of the Company, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

  R. Grattan Brown, Jr., a director of the Company, is a partner in the law firm of Glankler Brown. PLLC. That firm from time to time represents NBC and certain other subsidiaries.

  During 1993, Bruce E. Campbell, Jr., the former Chief Executive Officer of the Company exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on March 7, 1996, Mr. Campbell retired and has been retained by the Company as a consultant. Pursuant to his consulting agreement, Mr. Campbell was paid a consulting fee of $50,000 during 1997. During 1997, he received additional compensation consisting of director's fees of $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs., Farnsworth, Phillips and Stewart, all of whom are non-employee directors, served as members of the Company's Salary and Benefits Committee. Some of the officers and directors of the Company, including Messrs., Farnsworth, Phillips and Stewart, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions in the ordinary course of business, including borrowings. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information concerning each person known to the Board of Directors of the Company to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Common Stock of the Company as of February 1, 1998.

                           AMOUNT BENEFICIALLY
                               OWNED AS OF
     NAME AND ADDRESS       FEBRUARY 1, 1998   PERCENT OF CLASS(1)
     ----------------      ------------------- ------------------
National Bank of Commerce       4,136,945(2)          8.2
One Commerce Square
Memphis, Tennessee 38150
D. Canale & Company             2,620,916(3)          5.2
P. O. Box 1739
Memphis, Tennessee 38101
Ruane, Cunniff & Co., Inc       2,536,520             5.0
767 Fifth Avenue
New York, NY 10153-4798
Rudi E. Scheidt                 2,609,982(4)          5.2
54 South White Station
Memphis, Tennessee 38117

----------
(1) For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) NBC has sole voting and investment power with respect to 1,991,956 of such shares, shares voting and investment power with respect to 1,332,915 of such shares and has no voting or investment power with respect to 812,074 of such shares. NBC has no beneficial interest in any of such shares. NBC intends to vote all of the 1,991,956 shares that it has discretion to vote in favor of each matter set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. As a general rule, where NBC shares voting power under these arrangements, it allows the person with whom that power is shared to vote such shares. The shares shown are held by NBC in various fiduciary or agency capacities and do not include 2,145,559 shares (4.2%) owned by the Company's Employee Stock Ownership Plan.
(3) Includes 2,620,916 shares as to which John D. Canale, III, who is on the Board of Directors, shares voting power with his brother Christopher W. Canale. Does not include 34,532 shares owned by their mother Peggy W. Canale. Also does not include 78,354 shares owned by John D. Canale III individually and as trustee, nor does it include 70,742 shares held by Christopher W. Canale individually and as trustee, nor 322,490 shares owned by the estate of their father, John D. Canale as to which John D. Canale III and Christopher W. Canale share voting power. D. Canale & Company disclaims any beneficial interest in these shares which have not been included. See "MANAGEMENT OF THE COMPANY--DIRECTORS" above.
(4) Includes 1,539,020 shares held by Mr. Scheidt as trustee for the benefit of his children, of which he has sole voting and investment power, and as to which Mr. Scheidt disclaims any beneficial interest. Does not include 766,046 shares held by his wife.

                              ACCOUNTING MATTERS

  At its March 12, 1998 meeting, the Board of Directors appointed Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the current year. Ernst & Young LLP has acted in this capacity since 1971. The Board of Directors considers Ernst & Young LLP to be well qualified and recommends that the shareholders vote to ratify that appointment.

  In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending December 31, 1998 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Such disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

  A representative of Ernst & Young LLP is expected to be available at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  The Audit Committee serves the principal functions of recommending to the Board of Directors the persons or firm to be employed as independent auditors of the Company; reviewing with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; consulting with the independent auditors and management with regard to the Company's accounting methods and the adequacy of the Company's internal system of accounting control; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and considering the range of the independent auditors' audit and non-audit fees. The members of the Audit Committee of the Board of Directors are Messrs. Barton, (Chairman), Canale and Thompson.

                         ANNUAL REPORT TO SHAREHOLDERS

  The annual report of the Company for the fiscal year ended December 31, 1997, including all financial statements, is being mailed with this Proxy Statement.

                          ANNUAL REPORT ON FORM 10-K

  The Company will provide without charge, at the written request of any beneficial shareholder of record on March 6, 1998, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

      NATIONAL COMMERCE BANCORPORATION
      One Commerce Square
      Memphis, Tennessee 38150
      Attention: Kathy Shelton
                   Assistant Treasurer

                      VOTING OF PROXIES AND REVOCABILITY

  When the Proxy is properly executed and returned to the Board of Directors, the shares represented by the Proxy will be voted as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to any particular matter to be acted upon, the shares represented by the Proxy will be voted in favor of such matter. Any shareholder giving a Proxy may revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed Proxy bearing a later date. A shareholder who is present at the Annual Meeting may revoke the Proxy and vote in person if he so desires.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Board of Directors will request banks and brokers to solicit their customers having a beneficial interest in the Company's stock registered in the names of nominees, and the Company will reimburse such banks and brokers for their reasonable out-of-pocket expenditures made in such solicitations. Proxies may be solicited by employees of the Company or NBC by mail, telephone, telecopy, telegraph and personal interview. The Board of Directors does not presently intend to pay compensation to any individual or firm for the solicitation of proxies; however, if the Board of Directors should deem it necessary and appropriate, it may retain the services of an outside individual or firm to assist in the solicitation of Proxies.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at its corporate offices no later than December 23, 1998 in order to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

  The minutes of the Annual Meeting of the Shareholders held on April 23, 1997, will be presented at the meeting for approval. It is not intended that approval of the minutes will constitute ratification of the matters referred to therein.

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote such Proxy on such matter in accordance with their best judgment.

                                          Gus B. Denton
                                          Secretary

March 30, 1998

                       NATIONAL COMMERCE BANCORPORATION

                                     PROXY

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          SHAREHOLDERS APRIL 22, 1998

     The undersigned hereby appoints THOMAS M. GARROTT; JAMES E. MCGEHEE, JR.; and GUS B. DENTON, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock National Commerce Bancorporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, April 22, 1998, at 10:00 a.m. local time, in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce
Square, Memphis, Tennessee 38150, and at any adjournments thereof, upon the matter described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

          (Continued and to be dated and signed on the reverse side.)
--------------------------------------------------------------------------------
1.      ELECTION OF DIRECTORS

        [_] FOR all nominees listed below (except as marked to the contrary below.)

        [_]     WITHHOLD AUTHORITY to vote for all nominees listed:
                (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.)

                Class III to serve until Annual Meeting of Shareholders in 2001:
                R. Grattan Brown, Jr.; Bruce E. Campbell, Jr.; Thomas M. Garrott; Harry J. Phillips, Sr.

2. RATIFICATION OF THE BOARD OF DIRECTOR'S APPOINTMENT of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1998.

                        FOR [_]     AGAINST [_]     ABSTAIN [_]

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO
       DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE
         ABOVE-MENTIONED PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY
      PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER,
       THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS
            PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

Please sign and date below and return the proxy material in the enclosed envelope, whether or not you plan to attend the annual meeting.

Please date this proxy and sign
exactly as your name or names              Date                      1998
appear hereon.  When more than one             ----------------------
owner is shown below, each should
sign.  When signing in fiduciary
or representative capacity, please         ------------------------------
give full title.  If this proxy is
submitted by a corporation, it
should be executed in the full             ------------------------------
corporate name by a duly authorized
officer.  If this proxy is submitted
by a partnership, it should be             ------------------------------
executed in partnership name by an
authorized person.

--------------------------------------------------------------------------------